Exhibit 4.4

MASTEC, INC.,

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

U.S. BANK, NATIONAL ASSOCIATION,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of March 18, 2013

to

INDENTURE

Dated as of January 31, 2007

7 5/8% Senior Notes due 2017

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 18, 2013, is entered into by and among MasTec, Inc., a Florida corporation (the “Company”), the Subsidiary Guarantors party hereto and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of January 31, 2007 (as supplemented, the “Indenture”), pursuant to which the Company originally issued $150,000,000 aggregate principal amount of 7 5/8 Senior Notes due 2017 (the “Notes”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend certain terms of the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, on March 1, 2013, the Company commenced an offer to purchase for cash any and all of the Notes and a solicitation of consents to certain proposed amendments to the Indenture (the “Proposed Amendments”) pursuant to that certain Offer to Purchase and Consent Solicitation Statement, dated March 1, 2013, together with the accompanying Consent and Letter of Transmittal (collectively, the “Solicitation Statement”);

WHEREAS, Holders of in excess of a majority in aggregate principal amount of the Notes outstanding have tendered their Notes in the Offer and delivered their Consents (as such terms are defined in the Solicitation Statement) to the Proposed Amendments, and the Company has duly accepted and paid for such Notes; and

WHEREAS, the Company has obtained the Requisite Consents and has otherwise satisfied all conditions precedent to and covenants provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture by the parties hereto.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I-AMENDMENTS

1.1    Amendments to the Definitions in the Indenture and the Notes

(a) Section 1.01 of the Indenture is hereby amended by adding the following definitions:

“Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the Supplemental Indenture.

“Offer and Solicitation” shall mean, collectively, the Company’s offer to purchase the Notes and concurrent the solicitation of consents as set forth in the Offer to Purchase and Consent Solicitation Statement.

“Offer to Purchase and Consent Solicitation Statement” shall mean that that certain Offer to Purchase and Consent Solicitation Statement, dated March 1, 2013, together with the accompanying Consent and Letter of Transmittal.

“Supplemental Indenture” shall mean that certain Supplemental Indenture, dated as of March 18, 2013, among the Company, the Subsidiary Guarantors and the Trustee.

(b) Upon the Amendment Effective Date, all definitions contained in the Indenture or the Notes that are no longer required as a result of the amendments contained herein and all references to the deleted Sections, clauses and phrases of the Indenture set forth in Sections 1.2 through 1.5 below, in each case, shall be deemed deleted in their entirety.

(c) Any definitions used exclusively in the provisions of the Notes that are deleted as a result of the amendments described herein, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Notes, and all references in the Notes to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety or revised to conform herewith.

1.2    Amendments to Article 3-Redemption and Prepayment.

(a) The phrase “at least 30 days but not more than 75 days before a redemption date” contained in Section 3.01 of the Indenture is hereby deleted and replaced with the following:

“at least 3 days but not more than 75 days before a redemption date”

(b) The phrase “At least 30 days but not more than 60 days before a redemption date” contained in Section 3.03 of the Indenture is hereby deleted and replaced with the following:

“At least 3 days but not more than 60 days before a redemption date”

1.3    Amendments to Article 4-Covenants. Section 4.03, Section 4.04, Sections 4.06 through 4.11, inclusive, Section 4.13 and Section 4.15 of the Indenture and any corresponding provisions in the Notes are hereby deleted in their entirety and are replaced with the following:

“[Reserved]”

1.4    Amendments to Article 5-Successors. Article 5 is hereby deleted in its entirety and is replaced with the following:

“Article 5—[Reserved]”

1.5    Amendments to Article 6-Defaults and Remedies. Clauses (c), (d), (e), (f), (g), (h) and (i) of Section 6.01 of the Indenture are hereby deleted in their entirety and are replaced with the following:

“[Reserved]”

ARTICLE II-MISCELLANEOUS

2.1        Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective as of the date hereof; provided, that the amendments to the Indenture set forth in Article I above shall not become operative until the date on which validly tendered Notes with respect to which Consents have been delivered are paid for by the Company pursuant to the Offer and Solicitation (the “Amendment Effective Date”).

2.2        Effect of Supplemental Indenture. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

2.3        Supplemental Indenture is a Supplement to The Indenture. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. In the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

2.4        Counterparts. This Supplemental Indenture may be signed in counterparts by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Supplemental Indenture.

2.5        Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.6        Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

2.7        Successors and Assigns. This Supplemental Indenture shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Without limiting the generality of the foregoing, this Supplemental Indenture shall inure to benefit of all Holders from time to time. Nothing expressed or mentioned in this Supplemental Indenture is intended to or shall be construed to give any Person, other than the parties hereto, their respective successor and assigns, and the Holders, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or any provision herein contained.

2.8        Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

2.9        Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.

Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the due authorization hereof by the Company or the Subsidiary Guarantors or (iii) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

2.10        References to This Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.

2.11        Capitalized Terms. Capitalized terms used herein but not defined shall have the respective meanings assigned to them in the Indenture.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Supplemental Indenture to be duly executed on its behalf by its duly authorized officer as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
Name:	Joshua A. Hahn
Title:	Assistant Vice President

[Signature page to Supplemental Indenture]

CHURCH & TOWER, INC.

MASTEC BRAZIL I, INC.

MASTEC BRAZIL II, INC.

MASTEC CONTRACTING COMPANY, INC.

MASTEC LATIN AMERICA, INC.

MASTEC NORTH AMERICA, INC.

MASTEC SERVICES COMPANY, INC.

MASTEC SPAIN, INC.

MASTEC VENEZUELA, INC.

THREE PHASE ACQUISITION CORP.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

NSORO MASTEC INTERNATIONAL, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Vice President

PUMPCO, INC. WANZEK CONSTRUCTION, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Vice President

THREE PHASE LINE CONSTRUCTION, INC.

By:	/s/ T. Michael Love
Name:	T. Michael Love
Title:	Treasurer

[Signature page to Supplemental Indenture]

GLOBETEC CONSTRUCTION, LLC MASTEC PROPERTY HOLDINGS, LLC MASTEC RESIDENTIAL SERVICES, LLC POWER PARTNERS MASTEC, LLC By its sole member: MasTec North America, Inc.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

PRECISION PIPELINE LLC PRECISION TRANSPORT COMPANY, LLC

By:	/s/ Michael Daniel Murphy
Name:	Michael Daniel Murphy
Title:	President

PRECISION ACQUISITION, LLC MASTEC NETWORK SOLUTIONS, LLC (F/K/A NSORO MASTEC, LLC) By their sole member or manager: MasTec, Inc.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

[Signature page to Supplemental Indenture]

EC SOURCE SERVICES, LLC

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Executive Vice President

EC SOURCE AVIATION, LLC By its sole member: EC Source Services, LLC

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Executive Vice President

MASTEC WIRELESS SERVICES, LLC (F/K/A NSORO CONSTRUCTION SERVICES, LLC) By its sole member: Optima Network Services, Inc.

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	President

[Signature page to Supplemental Indenture]